SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

August 12, 2002

THE GAP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(650) 952-4400 (Registrant's telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Item 9.    Regulation FD Disclosure.

Pursuant to the SEC's Order No. 4-460, The Gap, Inc. (the "Company") is furnishing herewith the Statements Under Oath of its Principal Executive Officer and its Principal Financial Officer regarding facts and circumstances relating to the Exchange Act filings as Exhibits 99.1 and 99.2, respectively, which are included herein. Millard S. Drexler, President and Chief Executive Officer of the Company, and Heidi Kunz, Executive Vice President and Chief Financial Officer of the Company, signed these statements on August 12, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC. (Registrant)

Date: August 12, 2002	By:	/s/ HEIDI KUNZ
Heidi Kunz Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Statement under Oath of Principal Executive Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

99.2	Statement under Oath of Principal Financial Officer Regarding Facts and Circumstances Relating to Exchange Act Filings